UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2009

1st Pacific Bancorp

(Exact name of registrant as specified in its charter)

California	001-33890	20-5738252
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

9333 Genesee, Suite 300

San Diego, California 92121

(Address of principal executive offices, Zip Code)

(858) 875-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Definitive Material Agreement

Since the latter half of 2008, as previously disclosed by us, 1st Pacific Bank of California (the “Bank’), our wholly-owned subsidiary, has faced a number of operational challenges.  As we pointed out in our Form 10-K for the year ended December 31, 2008, our loan portfolio has deteriorated and we have been working proactively to take the actions required to address these and other challenges we face.  We also disclosed that we had agreed with our regulators, the Department of Financial Institutions (the “DFI”) and the Federal Reserve Bank of San Francisco (the “FRB”), not to make payments in support of our outstanding trust preferred securities and not to permit the Bank to pay dividends.  Furthermore, we have previously disclosed initiatives which have been designed to enhance the Bank’s financial soundness, including measures to monitor and improve asset quality, improve capital ratios through asset reduction and core earnings enhancements, and reduce concentrations in commercial real estate loans.

On December 10, 2009, we formally acknowledged several actions required to strengthen the Bank by entering into agreements with the DFI and the FRB.  We are already taking many of the actions referenced in these agreements and will report more fully on these at a later time.  The Bank voluntarily entered into a Waiver and Consent (the “Consent Agreement”), under which we consented to the issuance of a Final Order by the DFI.  On the same date, we and the Bank voluntarily entered into a Written Agreement (“Written Agreement”) with the FRB.

The Consent Agreement and the Written Agreement are substantially similar.  Each establishes timeframes for the completion of remedial measures which have been previously identified by us and the regulators as important to improve our financial performance.  Under these agreements, we will prepare various specific plans, and improve our management of commercial real estate loans, allowance for loan and lease losses, liquidity and capital.  We also agree to seek approval from our regulators of important corporate and business changes.  Our commitment to undertake these changes is underscored by the fact that our failure to comply with these agreements could trigger enforcement actions of various types by our respective regulators.  The details of these agreements are contained in the exhibits to this filing.

We recognize that the current challenging economic environment requires a disciplined focus to achieve quality earnings with a reduced risk profile. The requirements of the Consent Agreement and the Written Agreement will assist us in this focus. The Bank expects to continue to provide to its customers the services previously provided including making loans, establishing lines of credit, accepting deposits and processing banking transactions.

We believe that making the improvements in our operations required by the Consent Agreement and Written Agreement will enhance our financial performance.  We also believe that the appointment of the consultant identified below and positioning him for leadership of our organization will help us both comply with these agreements and strengthen our financial performance.  However, there can be no assurance that these results will follow as a result of our actions, or that we will be able to make the changes required by the Consent Agreement or Written Agreement.  Among other things, compliance with the Consent Agreement and Written Agreement may be more time consuming or expensive than anticipated, the objectives set forth in those agreements may take longer to achieve than we would hope or expect and we may not be able to increase our capital within the time required by the Consent Agreement.  Our efforts to comply with the agreements may have adverse effects on our operations and financial condition for reasons we cannot currently anticipate.  Also, the conditions of the economy nationally and in California, the capital markets and the real estate markets may impair the likelihood of success of the remedial actions we are attempting to take.

The description of the Written Agreement above is only a summary and is qualified in its entirety by the full text of such document which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference.  A further description of the Consent Agreement is filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 11, 2009, we received two letters from the Nasdaq Stock Market (“Nasdaq”) notifying us that we are currently failing to meet the minimum bid price requirement for continued listing set forth in Nasdaq Marketplace Rule 5450(a)(l) (the “Minimum Bid Price Rule”), which requires listed companies to maintain a minimum bid price of $1.00 per share, and the minimum market value of publicly held shares requirement for continued listing set forth in Nasdaq Marketplace Rule 5450(b)(l)(c) (the “Minimum Market Value Rule”), which requires listed companies to maintain a market value of publicly held shares of at least Five Million Dollars ($5,000,000).  These notices have no effect at this time on the listing of our common stock on the Nasdaq Global Market, and our common stock will continue to trade on the Nasdaq Global Market under the symbol “FPBN.”

In accordance with Marketplace Rule 5810(c)(3)(A) and 5810(c)(3)D), respectively, we have 180 calendar days to regain compliance with the Minimum Bid Price Rule and 90 calendar days to regain compliance with the Minimum Market Value Rule.  We are still evaluating our alternatives in response to the letters from Nasdaq.

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth below in Item 5.02 regarding Mr. John McGrath is hereby incorporated into this Item 5.02 by reference.

Item 8.01          Other Events.

As part of our plan for complying with the Consent Agreement and the Written Agreement, and in order to lay the foundation for improved financial performance, the Board of Directors has appointed John McGrath as a consultant to provide expertise in preparing a business plan for approval by the Board of Directors of the Bank, to provide expertise in responding to the requirements of the Consent Agreement and the Written Agreement, and to make recommendations to the Chairman of the Board of Directors of the Bank and us regarding actions that Mr. McGrath believes are appropriate to comply with the Consent Agreement and the Written Agreement.  We have also applied to the DFI and FRB for authorization to appoint Mr. McGrath as our President and CEO and that of the Bank, and to appoint Mr. McGrath to our Board of Directors and that of the Bank, as of Jan. 1, 2010. Mr. McGrath is expected to serve as an Ex-Officio member of the Board of Directors’ Asset and Liability Committee, Loan Committee, Compensation Committee, and Nominating & Corporate Governance Committee.

Mr. McGrath, age 67, is a 40-year veteran of bank management, with expertise in managing banks challenged by adverse conditions.  Prior to agreeing to work with us as a consultant, Mr. McGrath served on the Board of Directors of First Business Bank in San Diego, and as President of the Auerbach Trust, the majority shareholder of First Business Bank.  He also previously served as the President and CEO of First Business Bank and orchestrated its transition from a small bank serving the East County of San Diego to an institution offering business and professional services within the San Diego business community.  Mr. McGrath has a long history of developing inroads to the business and professional services market.  Prior to joining First Business Bank, Mr. McGrath was President and CEO of Heritage Bank of Commerce in the San Jose area, where he helped roll four banks into one.  Further, he was President and COO of Bank of San Francisco and President and CEO of Sacramento First National Bank.

In connection with Mr. McGrath’s appointment as a consultant, we and the Bank entered into a Consulting Agreement with Mr. McGrath pursuant to which we will pay him Fifty Thousand Dollars ($50,000.00) as consulting fees for the services he provides through December 31, 2009.  If Mr. McGrath has not been appointed President and Chief Executive Officer of the Bank by January 5, 2010, we will pay him an additional Fifty Thousand Dollars ($50,000.00) for the services provided through the remainder of the first month of consulting services.  Thereafter, he will be paid at the rate of Twenty-Five Thousand Dollars ($25,000.00) per month for each additional month of services provided pursuant to the Consulting Agreement until termination or expiration.

We and the Bank also expect to enter into an Employment Agreement with Mr. McGrath upon the effectiveness of him becoming our President and CEO and that of the Bank.  Although not final, and still subject to approval by the DFI and FRB, we expect such Employment Agreement to have a term ending three (3) years after becoming effective.  We expect to pay Mr. McGrath a salary of Twenty-Five Thousand Dollars ($25,000.00) per month during the first year, except that if Mr. McGrath becomes President and CEO of the Bank on or after January 5, 2010, we will offset Fifty Thousand Dollars ($50,000.00) of consulting fees that he received against his salary, by reducing his regular monthly salary by Ten Thousand Dollars ($10,000.00) per month for the first five (5) months that Mr. McGrath is an employee.  Commencing in the second year of the Employment Agreement, we expect to pay Mr. McGrath a salary of Twenty-Seven Thousand Eighty-Three Dollars and Thirty-Three Cents ($27,083.33) per month, and commencing in the third year of the Employment Agreement, we expect to pay Mr. McGrath a salary of Twenty-Nine Thousand One Hundred Sixty-Six Dollars and Sixty-Six Cents ($29,166.66) per month.  We also expect the Employment Agreement to provide that Mr. McGrath will be (i) eligible to receive an annual bonus up to a maximum of fifty percent (50%) of his base salary for such year, (ii) granted stock options to purchase shares of our stock equal to two percent (2%) of the current shares of our outstanding common stock, and (iii) provided an automobile allowance and other customary employee benefits, including, but not limited to, expense reimbursement and vacation time.

In the event his employment is terminated for other than good cause, the Employment Agreement is also expected to provide Mr. McGrath with severance compensation of six (6) months’ salary at his then-current wage level, six (6) months of the health insurance benefits that he was receiving at the time his employment terminated, as COBRA benefits, and a pro-rata share of the annual bonus that Mr. McGrath had been eligible to receive for that year through the date of termination, so long as he signs a release of all claims against us.

On December 15, 2009, we issued a press release announcing the issuance of the Consent Agreement, the entering of the Written Agreement, the notifications received from Nasdaq and the appointment of Mr. McGrath.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01          Financial Statements and Exhibits.

(d)       Exhibits.

10.1	Written Agreement between 1st Pacific Bank of California, 1st Pacific Bancorp and the Federal Reserve Bank of San Francisco dated December 10, 2009

99.1	Press Release

99.2	Summary of Waiver and Consent executed by 1st Pacific Bank of California and Final Order issued by the California Department of Financial Institutions.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K, including the exhibits hereto, may contain forward-looking statements that are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this Current Report on Form 8-K are not historical facts, do not constitute guarantees of future performance and are based on numerous assumptions which, while believed to be reasonable, may not prove to be accurate. These forward-looking statements include, but are not limited to, the effect of interest rate and currency exchange fluctuations; competition in the financial services market for both deposits and loans; the effect of regulatory and legislative action; regional and general economic conditions; and certain assumptions upon which such forward-looking statements are based. The forward-looking statements in this Current Report on Form 8-K do not constitute guarantees of future performance and involve a number of factors that could cause actual results to differ materially, including risks more fully described in 1st Pacific Bancorp’s most recently filed Quarterly Report on Form 10-Q and Annual Report on Form 10-K. 1st Pacific Bancorp assumes no obligation to update any forward-looking information contained in this Current Report or with respect to the announcements described herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1st Pacific Bancorp

Date: December 15, 2009	By:	/s/ James H. Burgess
James H. Burgess
Executive Vice President
Chief Financial Officer
Principal Accounting Officer